Exhibit 5

PITNEY HARDIN LLP

(MAIL TO) P.O. BOX 1945 MORRISTOWN, NEW JERSEY 07962-1945 (DELIVERY TO) 200 CAMPUS DRIVE FLORHAM PARK, NEW JERSEY 07932-0950 (973) 966-6300 FACSIMILE (973) 966-1015	NEW YORK, NEW YORK (212) 297-5800 FACSIMILE (212) 916-2940 BRUSSELS, BELGIUM 32-02-514-54-19 FACSIMILE 32-02-514-16-59

December 30, 2005

Dendrite International, Inc.

1405 U.S. Highway 206

Bedminster, New Jersey  07921

Re:                               Registration Statement on Form S-8
Dendrite International, Inc. 1997 Stock Incentive Plan

We refer to the Registration Statement on Form S-8 (the “Registration Statement”) by Dendrite International, Inc. (the “Company”) relating to 1,000,000 shares of the Company’s common stock, no par value (the “Securities”), issuable pursuant to the Dendrite International, Inc. 1997 Stock Incentive Plan, as amended (the “Plan”).

We have examined originals, or copies certified or otherwise identified to our satisfaction, of the Plan, the Restated Certificate of Incorporation and the Amended and Restated By-Laws of the Company, as currently in effect, and relevant resolutions of the Board of Directors of the Company, and we have examined such other documents as we deemed necessary in order to express the opinion hereinafter set forth.

In our examination of such documents and records, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and conformity with the originals of all documents submitted to us as copies.

We express no opinion as to federal law or the law of any jurisdiction other than the Federal laws of the United States and the law of the State of New Jersey.  We are expressing no opinion as to the effect of the laws of any other jurisdiction.

Based on the foregoing, we are of the opinion that, when the Registration Statement has become effective under the Securities Act of 1933, as amended (the “Act”), and the Securities shall have been duly issued in the manner contemplated by the Registration Statement and the Plan, the Securities will be legally issued, fully paid and non-assessable.

We hereby consent to the use of this opinion as an Exhibit to the Registration Statement.  In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Act or the Rules and Regulations of the Securities and Exchange Commission thereunder.

Very truly yours,

/s/ PITNEY HARDIN LLP
PITNEY HARDIN LLP